                                                                  EXHIBIT 12.01

                       STATEMENT RE: COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES
                             (MILLIONS OF DOLLARS)


                                                                                                           NINE
                                                                                                       MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                  SEPTEMBER 30
                                                     ----------------------------------------          -------------
                                                     1991     1992     1993     1994     1995          1995     1996
                                                     ----     ----     ----     ----     ----          ----     ----
HISTORICAL INFORMATION

Earnings:

  Income from Continuing Operations
    before Income Taxes                             $(0.1)   $ 1.0    $(45.7)  $14.7    $104.6        $ 93.2   $43.7

  Interest Expense (Excluding Amounts
    Capitalized)                                     74.1     59.6      54.6    56.0      49.8          38.1    32.3

  Amortization of Previously
    Capitalized Interest Expense                      0.2      0.2       0.2     0.3       0.4           0.3     0.3
                                                    -----    -----    ------   -----    ------        ------   -----
      Total Earnings                                $74.2    $60.8    $  9.1   $71.0    $154.8        $131.6   $76.3
                                                    =====    =====    ======   =====    ======        ======   =====

Fixed Charges:

  Interest Expense (Excluding Amounts
    Capitalized)                                     74.1     59.6      54.6    56.0      49.8          38.1    32.3

  Capitalized Interest                                0.3      0.4       0.4     1.2       1.5           1.2     0.4
                                                    -----    -----    ------   -----    ------        ------   -----

      Total Fixed Charges
        Including Capitalized Interest               74.4     60.0      55.0    57.2      51.3          39.3    32.7
                                                    =====    =====    ======   =====    ======        ======   =====

Ratio of Earnings to Fixed Charges                    1.0x     1.0x      0.2x    1.2x      3.0x          3.3x    2.3x
                                                    =====    =====    ======   =====    ======        ======   =====

                       STATEMENT RE: COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES
                             (MILLIONS OF DOLLARS)


                                                                     NINE
                                                  YEAR ENDED      MONTHS ENDED
                                                 DECEMBER 31,    SEPTEMBER 30,
                                                 ------------    --------------
                                                     1995             1996
                                                     ----             ----

PRO FORMA INFORMATION

Earnings:

  Income from Continuing Operations before
    Income Taxes                                    $121.6           $55.5

  Interest Expense (Excluding Amounts
    Capitalized)                                      32.8            20.5

  Amortization of Previously Capitalized
    Interest Expense                                   0.4             0.3
                                                    ------           -----
      Total Earnings                                $154.8           $76.3
                                                    ======           =====

Fixed Charges:

  Interest Expense (Excluding Amounts
    Capitalized)                                      32.8            20.5

  Capitalized Interest                                 1.5             0.4
                                                    ------           -----

      Total Fixed Charges Including
        Capitalized Interest                          34.3            20.9
                                                    ======           =====

Ratio of Earnings to Fixed Charges                     4.5x            3.7x
                                                    ======           =====